SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Saia, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
2008 PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING
CLASS I DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE AT THE 2009 ANNUAL MEETING
CLASS II DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE AT THE 2010 ANNUAL MEETING
CORPORATE GOVERNANCE THE BOARD, BOARD MEETINGS AND COMMITTEES
ELECTION OF DIRECTORS
CONSIDERATION OF DIRECTOR NOMINEES
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
STOCK OWNERSHIP
SAIA, INC. COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE OF SAIA, INC.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SIGNIFICANT SHAREHOLDERS
RELATED PARTY TRANSACTIONS
OTHER MATTERS
ADDITIONAL INFORMATION
Exhibit A

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 24, 2008

To Our Shareholders:

We cordially invite you to attend the 2008 annual meeting of shareholders of Saia, Inc. The meeting will take place at EBC Office and Conference Center, 11330 Lakefield Dr., Bldg 2, Johns Creek, Georgia 30097 on April 24, 2008, at 10:30 a.m. local time. We look forward to your attendance, either in person or by proxy.

The purpose of the meeting is to:

1. Elect three directors, each for a term of three years;

2. Ratify the appointment of KPMG LLP as Saia’s independent auditors for fiscal year 2008; and

3. Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only shareholders of record at the close of business on March 10, 2008 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

James A. Darby
Secretary

March 20, 2008

Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

If you are a registered shareholder, you may elect to have next year’s proxy statement and annual report made available to you via the Internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

Saia, Inc.
11465 Johns Creek Parkway
Johns Creek, Georgia 30097

2008 PROXY STATEMENT

The Board of Directors of Saia, Inc., formerly known as SCS Transportation, Inc., (“Saia”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2008 annual meeting of shareholders. The meeting will take place at EBC Office and Conference Center, 11330 Lakefield Dr., Bldg. 2, Johns Creek, Georgia 30097 on April 24, 2008, at 10:30 a.m. local time. At the meeting, shareholders will vote on the election of three directors, the ratification of the appointment of KPMG LLP as Saia’s independent auditors for fiscal year 2008, and will transact any other business that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Herbert A. Trucksess, III, Chairman of Saia’s Board of Directors, James A. Darby, Saia’s Vice President — Finance, Chief Financial Officer and Secretary, and John J. Holland, a director of Saia, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Saia’s Annual Report to Shareholders for the fiscal year ended December 31, 2007, which includes Saia’s audited annual financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending this proxy statement, form of proxy and accompanying materials to shareholders on or about March 20, 2008.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, the shareholders will be asked to:

1. Elect three directors, each for a term of three years; and

2. Ratify the appointment of KPMG LLP as Saia’s independent auditors for fiscal year 2008.

Shareholders also will transact any other business that may properly come before the meeting. Members of Saia’s management team and a representative of KPMG LLP, Saia’s independent auditors, will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

The record date for the meeting is March 10, 2008. Only shareholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Saia’s common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 13,448,602 shares of Saia common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

1. You May Vote by Mail.  If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

2. You May Vote by Telephone or the Internet.  If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on April 23, 2008.

If your shares are held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the Broadridge program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

NOTE:	If you are a registered shareholder, you may elect to have next year’s proxy statement and annual report made available to you via the Internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

3. You May Vote in Person at the Meeting.  If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered shareholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	by signing another proxy with a later date;

•	by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

•	if you are a registered shareholder, by giving written notice of such revocation to the Secretary of Saia prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Saia’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•	FOR the election of the three nominees to the Board of Directors; and

•	FOR the ratification of KPMG LLP as Saia’s independent auditors.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the three nominees to the Board of Directors; and

•	FOR the ratification of KPMG LLP as Saia’s independent auditors.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for Director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of Directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent Director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the Director’s previously tendered irrevocable resignation, and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant in deciding whether to accept a Director’s resignation. Any Director who tenders his or her resignation pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of Saia’s independent auditors?

The ratification of the appointment of KPMG LLP as Saia’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal, except that in the case of the election of directors, they will have no effect.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Current Nominees

The Board of Directors currently consists of nine directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class III directors will expire at the upcoming annual meeting. The Board of Directors has nominated Linda J. French, William F. Martin, Jr. and Björn E. Olsson for election as Class III directors for three-year terms expiring at the annual meeting of shareholders to be held in 2011 and until their successors are elected and qualified. Ms. French and Messrs. Martin and Olsson currently serve as Class III directors.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for Director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of Directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent Director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the Director’s previously tendered irrevocable resignation, and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant in deciding whether to accept a Director’s resignation. Any Director who tenders his or her resignation pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES.

The following table sets forth, with respect to each nominee, the nominee’s name, age, principal occupation and employment during the past five years, the year in which the nominee first became a director of Saia and directorships held in other public companies.

NOMINEES FOR ELECTION AS
CLASS III DIRECTORS FOR A THREE-YEAR
TERM EXPIRING AT THE 2011 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

Linda J. French, 2004	60	Ms. French is retired from her position as assistant professor of business administration at William Jewell College in Liberty, Missouri, where she served from 1997 to August 2001. Prior to joining the William Jewell faculty, Ms. French was a partner at the law firm of Blackwell Sanders Peper Martin and an executive officer of Payless Cashways, Inc.

William F. Martin, Jr., 2004	60	Mr. Martin retired from Yellow Corporation, the former parent company of Saia, Inc., now known as YRC Worldwide Inc., in 2002, after 25 years of service. He had been senior vice president of legal, general counsel and corporate secretary.

Björn E. Olsson, 2005	62	Mr. Olsson served on the Resident Management Team at George K. Baum & Company, an investment bank, from September 2001 to September 2004. Prior to that time Mr. Olsson was President and Chief Executive Officer/Chief Operating Officer of Harmon Industries, Inc., a publicly-traded supplier of signal and train control systems to the transportation industry, from August 1990 to November 2000.

Continuing Directors

The terms of Saia’s three Class I directors expire at the annual meeting of shareholders to be held in 2009. The terms of Saia’s three Class II directors expire at the annual meeting of shareholders to be held in 2010. The following tables set forth, with respect to each Class I and Class II director, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of Saia and directorships held in other public companies.

CLASS I DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2009 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

Herbert A. Trucksess III, 2000	58	Mr. Trucksess is Chairman of the Board of Directors of Saia. He was named President and Chief Executive Officer of the Yellow Regional Transportation Group (now Saia, Inc.) in February 2000 and served as Chief Executive Officer until December 2006. Mr. Trucksess is a director of School Specialty, Inc., a publicly-traded provider of educational products and services.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

James A. Olson, 2002	65	Mr. Olson is a member of Plaza Belmont LLC, a private equity fund and served as Chief Financial Officer of Plaza Belmont LLC from 1999 to 2006. He retired in March 1999 from Ernst & Young LLP after 32 years. Mr. Olson is a member of the Board of Trustees of Entertainment Properties Trust, a publicly-traded real estate investment trust, and a director of American Century Mutual Funds.

Jeffrey C. Ward, 2006	49	Mr. Ward is a Vice President at A.T. Kearney, Inc., a global management consulting firm, where he is responsible for consulting assignments with a focus on the North American freight market. Mr. Ward joined A.T. Kearney, Inc. in 1991.

CLASS II DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2010 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

John J. Holland, 2002	58	Mr. Holland has served as Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., a publicly-traded ethanol company, since August 2006. Previously, Mr. Holland was the President and Chief Executive Officer and a director of Butler Manufacturing Company, a publicly-traded manufacturer of prefabricated buildings, from July 1999 and Chairman of the Board of Directors of Butler from November 2001 to October 2004. Mr. Holland is a member of the Board of Directors of Cooper Tire and Rubber Company.

Richard D. O’Dell, 2006	46	Mr. O’Dell has been President and Chief Executive Officer of Saia, Inc. since December 2006, and has served as President of Saia since July 2006. In 1997, Mr. O’Dell joined Saia Motor Freight Line as Chief Financial Officer. He continued in that position until his appointment as President and CEO in 1999 of Saia Motor Freight Line.

Douglas W. Rockel, 2002	51	Mr. Rockel has been President, Chief Executive Officer and Chairman of the Board of Directors of Roots, Inc., a private commercial real estate development and investment company, since August 2001. Prior to that he was a Senior Vice President with ABN Amro Securities (formerly ING Barings) from February 1997 to July 2001.

CORPORATE GOVERNANCE

THE BOARD, BOARD MEETINGS AND COMMITTEES

The system of governance practices followed by the Company is memorialized in the charters of the three standing committees of the Board of Directors (the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee) and in the Company’s Corporate Governance Guidelines. The charters and Corporate Governance Guidelines are intended to provide the Board with the necessary authority and practices to review and evaluate the Company’s business and to make decisions independent of the influence of the Company’s management. The Corporate Governance Guidelines establish guidelines for the Board with respect to Board meetings, Board composition, selection and election, director responsibility, director access to management and independent advisors, and non-employee director compensation.

The Corporate Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect evolving governance practices and changes in regulatory requirements. The Corporate Governance Guidelines are reviewed annually and were most recently modified by the Board effective December 6, 2007. The Audit Committee charter, included as Exhibit A, was most recently modified by the Board in December 2007. The Corporate Governance Guidelines and each of the Board’s committee charters are available free of charge on the Company’s website (www.saia.com).

Non-Employee Chairman of the Board

The Board of Directors has designated a non-employee director, Mr. Herbert A. Trucksess, III, as the Chairman of the Board. Mr. Trucksess formerly served as the Company’s Chief Executive Officer.

Lead Independent Director

The Board of Directors includes a Lead Independent Director.

The Lead Independent Director is elected annually by the independent directors. For 2007, the Lead Independent Director was Douglas W. Rockel. The primary responsibilities of the Lead Independent Director are to:

•	set jointly with the Chairman of the Board the schedule for Board meetings and provide input to the Chairman concerning the agenda for Board meetings;

•	advise the Chairman as to the quality, quantity and timeliness of the flow of information to the independent directors;

•	coordinate, develop the agenda for, chair and moderate meetings of independent directors, and generally act as principal liaison between the independent directors and the Chairman;

•	provide input to the Compensation Committee concerning the Chief Executive Officer’s performance; and

•	provide input to the Nominating and Governance Committee regarding the appointment of chairs and members of the various committees.

Meetings

The Board of Directors held five meetings in 2007. Each director attended at least 75% of the meetings convened by the Board and the applicable committees during such director’s service on the Board.

Executive sessions of non-employee directors and separate executive sessions of independent directors are held as part of each regularly scheduled meeting of the Board. The sessions are chaired by the Lead Independent Director.

Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Current Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee

James A. Olson, Chairperson	Linda J. French, Chairperson	John J. Holland, Chairperson
John J. Holland	William F. Martin, Jr.	Linda J. French.
Björn E. Olsson	Björn E. Olsson	William F. Martin, Jr.
Jeffrey C. Ward	Douglas W. Rockel	Douglas W. Rockel

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee held eight meetings in 2007. The functions of the Audit Committee are described in the Audit Committee charter and include the following:

•	review the adequacy and quality of Saia’s accounting and internal control systems;

•	review Saia’s financial reporting process on behalf of the Board of Directors;

•	oversee the entire audit function, both internal and independent, including the selection of the independent auditors; and

•	provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

Each member of the Audit Committee meets the independence and experience requirements for audit committee members as established by The Nasdaq Stock Market. The Board of Directors has determined that Mr. Olson, Mr. Holland, and Mr. Olsson are “audit committee financial experts,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee held four meetings in 2007. The functions of the Compensation Committee are described in the Compensation Committee charter and include the following:

•	determine the salaries, bonuses and other remuneration and terms and conditions of employment of the named executive officers of Saia;

•	supervise the administration of Saia’s incentive compensation and equity-based compensation plans; and

•	make recommendations to the Board of Directors with respect to Saia’s executive officer compensation policies and the compensation of non-employee directors.

Each member of the Compensation Committee meets the definition of an independent director as established by The Nasdaq Stock Market.

Nominating and Governance Committee

The Nominating and Governance Committee held three meetings in 2007. The functions of the Nominating and Governance Committee are described in the Nominating and Governance Committee charter and include the following:

•	review the size and composition of the Board and make recommendations to the Board as appropriate;

•	review criteria for election to the Board and recommend candidates for Board membership;

•	review the structure and composition of Board committees and make recommendations to the Board as appropriate; and

•	develop and oversee an annual self-evaluation process for the Board and its committees.

Each member of the Nominating and Governance Committee meets the definition of an independent director as established by The Nasdaq Stock Market.

ELECTION OF DIRECTORS

Election to the Company’s Board of Directors, in a contested election, shall be by a plurality of the votes cast at any meeting of stockholders. An election will be considered contested in which (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for Director set forth in the Company’s Bylaws and

(ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Company first mails its notice of meeting for such meeting to the stockholders. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

In an uncontested election, Directors shall be elected by a majority of the votes cast “for” and “against” at any meeting of stockholders. If an incumbent Director fails to receive a majority of the vote for re-election in an uncontested election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the Director’s previously tendered irrevocable resignation, and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant in deciding whether to accept a Director’s resignation. Any Director who tenders his or her resignation pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

The Board will nominate for election or re-election as Director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as Director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they will face re-election and (ii) Board acceptance of such resignation. The Board will fill Director vacancies and new directorships, only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with the Corporate Governance Guidelines.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The Corporate Governance Guidelines include director qualification standards, which provide as follows:

•	A majority of the members of the Board of Directors must qualify as independent directors in accordance with the rules of The Nasdaq Stock Market;

•	No member of the Board of Directors should serve on the Board of Directors of more than three other public companies;

•	No person may stand for election as a director of the Company after reaching age 70; and

•	No director shall serve as a director, officer or employee of a competitor of the Company.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that directors and candidates for director generally should, at a minimum, meet the following criteria:

•	Directors and candidates should have high personal and professional ethics, integrity, values and character and be committed to representing the interests of the Company and its shareholders;

•	Directors and candidates should have experience and a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration;

•	Directors and candidates should have sufficient time to devote to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry; and

•	Directors and candidates should have expertise or a breadth of knowledge about issues affecting the Company that is useful to the Company and complementary to the background and experience of other Board members.

Procedures for Recommendations and Nominations by Shareholders

The Nominating and Governance Committee has adopted policies concerning the process for the consideration of director candidates by shareholders. The Nominating and Governance Committee will consider director candidates submitted by shareholders of Saia. Any shareholder wishing to submit a candidate for consideration should send the following information to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	The name and address of the shareholder submitting the candidate as it appears on the Company’s books; the number and class of shares owned beneficially and of record by such shareholder and the length of period held; and proof of ownership of such shares;

•	Name, age and address of the candidate;

•	A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	Any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder;

•	A description of any arrangements or understandings between the recommending shareholder and such candidate;

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors, and documents his or her ability to satisfy the director qualifications described in Saia’s Corporate Governance Guidelines; and

•	A signed statement from the candidate, confirming his or her willingness to serve on the Board of Directors.

The Secretary of Saia will promptly forward such materials to the Nominating and Governance Committee Chair and the Chairman of the Board of Saia. The Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions.

If a vacancy arises or the Board decides to expand its membership, the Nominating and Governance Committee will seek recommendations of potential candidates from a variety of sources (including incumbent directors, shareholders, the Corporation’s management and third party search firms). At that time, the Nominating and Governance Committee also will consider potential candidates submitted by shareholders in accordance with the procedures described above. The Nominating and Governance Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder candidates on the same basis as those submitted by other sources.

After completing this process, the Nominating and Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and Saia’s needs. The Nominating and Governance Committee Chair, or another director designated by the Nominating and Governance Committee Chair, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Committee. All such interviews are held in person, and include only the candidate and the Nominating and Governance Committee members. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Nominating and Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board.

Separate procedures apply if a shareholder wishes to submit a director candidate at the Company’s annual meeting that is not approved by the Nominating and Governance Committee or the Board of Directors. Pursuant to Section 2.07(a) of the Amended and Restated By-Laws of the Company, for nominations to be properly brought before an annual meeting pursuant to clause (C) of paragraph (a)(i) of Section 2.07 of the By-Laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not later than the close of business on the 90th calendar day nor earlier than the 120th calendar day prior to the anniversary date of the first mailing of the Company’s proxy statement for the immediately preceding year’s annual meeting. Such shareholder’s notice shall set forth the following items:

•	As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder, and a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Company’s Corporate Governance Guidelines;

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	The name and address of such shareholder and of such beneficial owner as they appear on the Company’s books;

•	The class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner;

•	A representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•	A representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (ii) otherwise solicit proxies from shareholders in support of such nomination.

The foregoing summary is qualified in its entirety by reference to the Company’s By-Laws, which have been filed with the Securities and Exchange Commission and copies of which are available from the Company.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted the following procedures for shareholders to send communications to the Board or individual directors of the Company:

Shareholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Lead Independent Director will receive copies of all shareholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman. In such event, the Secretary of the Company will first consult with and receive the approval of the Lead Independent Director before disclosing or otherwise discussing the communication with the Chairman.

The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and the Company also reserves the right to verify ownership status before forwarding shareholder communications to the Board of Directors.

The Secretary of the Company will determine the appropriate timing for forwarding shareholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

Shareholders also have an opportunity to communicate with the Board of Directors at the Company’s annual meeting of shareholders. The Company’s Corporate Governance Guidelines provide that absent unusual circumstances, directors are expected to attend all annual meetings of shareholders. Each of the directors then-serving on the Board attended the Company’s 2007 annual meeting of shareholders, with the exception of Mr. Ward.

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of Saia’s common stock beneficially owned by each director and each executive officer named in the Summary Compensation Table on page 22 and all directors and executive officers as a group, as of January 31, 2008. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned				Share
		Rights to			Units Held
	Shares	Acquire		Percent	Under
	Beneficially	Beneficial		of	Deferral
Name of Beneficial Owner	Owned(1)	Ownership(2)	Total	Class(3)	Plans(4)

Linda J. French	3,929		3,929	*	3,444
John J. Holland	1,079	12,500	13,579	*	7,446
William F. Martin, Jr.	700	—	700	*	4,586
Richard D. O’Dell	12,000	71,522	83,522	*	35,620
James A. Olson	1,037	12,500	13,537	*	8,332
Björn E. Olsson	2,000	—	2,000	*	5,259
Douglas W. Rockel	7,075	12,500	19,575	*	8,332
Herbert A. Trucksess, III	380,532	73,812	454,344	3.38%	—
Jeffrey C. Ward	4,000	—	4,000	*	3,694
Anthony D. Albanese	1,000	3,390	4,390	*	33,728
James A. Darby	7,000	26,136	33,136	*	23,757
Sally R. Buchholz	3,000	6,135	9,135	*	11,506
Stephanie R. Maschmeier	—	—	—	*	1,198
Mark H. Robinson	2,750	12,174	14,924	*	9,377

All directors and executive officers as a group (14 persons)	430,377	232,789	663,066	4.93%	156,278

*	Denotes less than 1%

(1)	Includes common stock owned directly and indirectly. 100,000 of Mr. Trucksess’ shares are held indirectly in a revocable trust.

(2)	Number of shares that can be acquired on January 31, 2008 or within 60 days thereafter through the exercise of stock options. These shares are excluded from the “Shares Beneficially Owned” column.

(3)	Based on the number of shares outstanding on January 31, 2008 (13,448,602), plus the number of shares subject to acquisition within 60 days thereafter by the relevant beneficial owner.

(4)	Represents phantom stock units, receipt of which has been deferred pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan. The phantom stock units deferred pursuant the Company’s Directors’ Deferred Fee Plan are payable in stock. The phantom stock units’ value tracks the performance of the Company’s common stock. The units deferred pursuant to the Company’s Executive Capital Accumulation Plan are payable in cash and not considered beneficially owned under the rules of the Securities and Exchange Commission.

SAIA, INC.
COMPENSATION DISCUSSION AND ANALYSIS

Saia, Inc. (“Saia” or the “Company”) is among the leading regional less-than-truckload (“LTL”) companies in the United States, serving the South, Southwest, Pacific Northwest, Midwest, and Western regions. Saia’s primary long-term corporate objective is to create superior value for our shareholders. To achieve this, Saia is committed to delivering best-in-class service to our customers, in order to produce continued growth and value not only for shareholders, but also for our employees. To achieve these objectives, the Company has developed a comprehensive business strategy that emphasizes long-term value through employee development, operational excellence and superior financial performance. Saia’s Executive Compensation Program is designed to further these objectives. Our executive compensation program is performance-based, aligns executives’ interests with shareholders, and rewards executives for achievement of short- and long-term business performance goals.

Oversight of the Executive Compensation Program

The Company’s Executive Compensation Program is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee, which is composed entirely of independent directors (as defined in the applicable rules for Nasdaq-traded issuers, as well as applicable federal law), is responsible for all components of Saia’s officer compensation programs. The current Committee members are Ms. French, Mr. Martin, Mr. Olsson, and Mr. Rockel. Ms. French serves as the Committee chair.

The purpose of the Committee is to aid the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Committee reviews, recommends and approves salaries and other compensation and benefits of the Named Executive Officers (i.e. executive officers disclosed in the summary compensation table on page 22), administers the equity incentive plans, and administers other awards under the Omnibus Incentive Plan. A more complete description of the Committee’s responsibilities is provided in the Committee’s Charter approved by the Board of Directors, which can be found on the Company’s website (www.saia.com) in the investor relations section.

The Committee has retained Mercer (US) Inc.(“Mercer”) to provide information, analyses, and advice regarding executive and director compensation, as described below. The Mercer consultant who performs these services reports directly to the Committee chair.

The Committee has established procedures to ensure that Mercer’s advice to the Committee remains objective and is not influenced by the Company’s management. These procedures include: a direct reporting relationship of the Mercer consultant to the Committee; a provision in the Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Committee on Mercer’s financial relationship with the Company, including a summary of the work performed for the Company during the preceding 12 months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for the Company has a reporting relationship and compensation determined separately from Mercer’s other lines of business and from its other work for the Company. Mercer has provided the Committee with written assurance that these procedures continue to be in place and were followed during the last completed fiscal year.

All of the decisions with respect to determining the amount or form of executive and director compensation under the Company’s executive and director compensation programs are made by the Committee and the Board and may reflect factors and considerations other than the information and advice provided by Mercer.

Executive Compensation Philosophy

It is our belief that the Executive Compensation Program should (1) link pay and performance and (2) attract, motivate, reward and facilitate the retention of the executive talent required to achieve corporate objectives. The primary long-term corporate objective is to create superior value for our shareholders. To this end, our Executive Compensation Program focuses significantly on long-term stock price performance.

In support of this philosophy, Saia uses several different executive compensation elements that align rewards with the short- and long-term performance of the Company and each executive. These programs are structured to deliver competitive compensation levels for the achievement of specific performance objectives.

Our philosophy for each component of pay is as follows:

•	Base Salaries: Target near the marketplace 50th percentile, over time, based on performance and growth in the experience of our executives

•	Annual Incentive Compensation: Target award levels near the market 50th percentile, with an opportunity to achieve upper market quartile payouts for outstanding performance

•	Long-Term Incentives Compensation: Target awards near the market 50th percentile levels with an opportunity to achieve upper market quartile payouts for outstanding performance

•	Benefits and Perquisites: Provide elements and levels that are consistent with broad market practices for executives

The Committee annually reviews the executive compensation levels of the Named Executive Officers using competitive data for similar positions at other like-sized companies, generally meaning companies of one-half to three times our revenues. Data is gathered from two published compensation surveys, Mercer’s Americas Executive Remuneration Database and Watson Wyatt’s Top Management Compensation report, the proxy statements from a group of publicly-traded transportation peer companies and from compensation data developed by Mercer. The peers were select based on three criteria 1) companies publicly-traded in the United States, 2) companies in a similar industry, 3) companies of comparable size (0.5x — 3x of Saia’s revenue). The specific peers included in the review of proxy statements during 2007 and 2006 were Arkansas Best Corporation, Celadon Group, Inc., Covenant Transportation, Heartland Express, Knight Transportation, Inc., Marten Transportation Ltd., Old Dominion Freight Line, Inc., Quality Distribution, U.S. Xpress Enterprise, Inc., USA Truck, Inc., Vitran Corporation, and Werner Enterprises.

Mercer presents the comparative data to the Committee, which considers it along with other factors in determining appropriate compensation levels. Other factors include executive experience, Company performance, individual performance, executive retention, internal pay equity, and succession planning. The only material differences in the factors considered for each Named Executive Officer in the decision to increase or decrease compensation were an increased focus on executive retention for the Chief Executive Officer and the Senior Vice President of Sales & Operations. Regarding the CEO’s compensation, the Committee meets in executive session to determine the amount, form, and terms of such compensation for Board approval. The CEO participates in a discussion with the Committee regarding his performance, as well as goal setting for the following year. The CEO does not provide a recommendation for his own compensation and is not present for the decisions and related Committee discussions. For all other officer compensation decisions, the CEO provides recommendations and may be present at the Committee meeting for the decisions and related discussions, but does not vote.

Components of the Executive Compensation Program

The primary elements of the Executive Compensation Program are base salaries, annual incentives, long-term incentives, and other benefits and perquisites.

The Committee annually reviews all elements of the Named Executive Officer’s compensation programs relative to the executive compensation philosophy, including base salaries, annual incentives, long-term incentives, the dollar value to executives and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the Company’s non-qualified deferred compensation program, and compensation under several potential severance and change-in-control scenarios. This review is aided by the analysis of competitive compensation data. Tally sheets are provided to the Committee as a summary of historical compensation information for Named Executive Officers. Each of these compensation components are detailed further below.

Base Salaries — Base salaries represent the fixed portion of the Executive Compensation Program and are commensurate with the executive’s job level. Base salary levels for the Named Executive Officers in 2007 and 2006 were established through comparisons with published compensation survey data and peer group data described above under “Executive Compensation Policy.” Overall, the base salary levels are close to the market 50th percentile, in the aggregate. The Committee’s intent is to target the marketplace’s 50th percentile for officer base salaries, over time, based on performance and growth in the experience of the executives. All salaried employees, including the Named Executive Officers, are eligible for an annual merit increase to base salary. The targeted 2007 increase budgeted for all officers was 2.5% of base salary. The average actual merit increase for Named Executive Officers was 2.5% of base salary. The effective date of the merit increases was December 1, 2007. The average 2006 merit increase for Named Executive Officers was 3.2% of base salary and was effective August 1, 2006.

Mr. O’Dell’s salary was increased to $429,475 reflecting a 2.5% merit increase for 2007. In connection with the annual review of Mr. O’Dell’s compensation, the Committee reviewed an internal equity analysis, comparing Mr. O’Dell’s compensation as a multiple of average employee pay by job level. The Committee was comfortable with the pay differentials between the CEO and other job levels.

As a result of the 2007 increases in base salary levels, the compensation that may be earned from the annual and long-term incentives, the Company’s contribution to the Company’s Executive Capital Accumulation Plan as described in the Benefits and Perquisites section below, and severance arrangements increased for the Named Executive Officers.

Annual Incentive Compensation — The annual incentive component of the Executive Compensation Program represents a variable portion of the total compensation opportunity that motivates and rewards executives to achieve short-term corporate objectives. Saia’s annual incentive plan is structured to provide cash incentives to key employees based on the achievement of key objectives for a fiscal year. Under the plan, a funding pool is created based on the attainment of selected financial goals. Saia’s annual incentive plan sets target, threshold and maximum levels to determine the payout. These target payouts range from 30% of base salary to 70% of base salary for the Company’s Named Executive Officers. Maximum opportunities for the annual incentive are 200% of the target.

For 2007, the annual incentive plan for Named Executive Officers was structured to provide cash incentives to key employees based entirely on the achievement of corporate earnings per share with a threshold payout at $1.80 per share and a target payout at $2.44 per share. This measure was selected to align with shareholder interests and competitive practice. Based on the earnings per share for 2007, there were no payouts under the annual incentive plan.

For the Named Executive Officers, actual annual incentives paid for 2006 were based on Saia’s operating income and on individual performance levels. Actual Saia Motor Freight operating income for 2006 (excluding property gains and losses and integration charges) was $59.8 million compared to a goal of $58.7 million resulting in an incentive of 105.8% of target for that measure. Individual performance was determined by reviewing each Named Executive Officer’s performance relative to pre-established individual performance goals. The individual goals were selected based on the respective individual’s areas of responsibility. While most of the individual performance goals were established with objective measurement criteria, some discretion was applied in determining performance levels relative to goals and the associated individual incentive awards. For 2006, the average payout for the annual incentive for Named Executive Officers was 104.3% of target.

For 2008, the annual incentive plan for Named Executive Officers is structured to provide cash incentives to key employees based in part on the achievement of corporate earnings per share. The weighting of the performance measures for the Named Executive Officers is 75% on corporate earnings per share and 25% based on an operating ratio improvement compared to a competitor group. The competitor group is comprised of the four nonunion less-than-truckload publicly traded companies: Old Dominion Freight Line, Inc., Con-way, Inc., Vitran Corporation, Inc., and Fedex Freight. Operating ratio improvement was chosen as a measure based on the Company’s focus on improving profitability. The earnings per share performance goals for 2008 were set considering 2007 performance, the strategic plan, and the annual 2008 budget. Generally, the Committee sets the target level for the earnings per share goal at the budget level approved by the Board of Directors. Threshold and maximum earnings per share goals are set considering competitive goal range spreads and the incremental earnings between the minimum and target, and target and maximum goals.

Over the past five years, the performance at the Company’s business unit, Saia Motor Freight, has exceeded target incentive goals four times but has not exceeded the maximum performance goals. The payout percentage with the corporate goals over the past five years has been between zero and approximately 123% of an executive’s target incentive opportunity. Generally, the Committee sets the threshold, target, and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

Long-Term Incentive Compensation — The long-term incentive component of the Executive Compensation Program represents another variable portion of the total compensation opportunity that motivates and rewards executives to achieve long-term corporate objectives. We believe that executive officers should have an ongoing stake in the success of the Company and they should have a considerable portion of their total compensation tied to Company stock price performance since the primary long-term corporate objective is to create superior value for our shareholders. Stock price performance determines one-fourth to one-third of total compensation of the Named Executive Officers. The role of Saia’s long-term incentives is to reward executives for such long-term shareholder value creation.

Under the Amended and Restated 2003 Omnibus Incentive Plan, which was approved by shareholders in 2003 and amendments to which were approved by shareholders in 2005 and 2007, the Committee has the authority to provide long-term incentives to key employees using a variety of devices, including stock options, restricted stock, and performance units. In order to provide a strong focus on creating value relative to other companies in our industry, to tie compensation to shareholder value creation and to enhance executive retention incentives, the Committee has elected to use a combination of performance unit awards, stock option grants and restricted stock awards. For 2007 and 2006, 50% of a Named Executive Officer’s long-term incentive opportunity was granted in performance units and 50% was in stock options valued using the Black-Scholes option valuation model. This mix between performance units and stock options was selected to balance the focus between relative and absolute stock performance and reflect competitive practices.

Performance Units

The role of the performance units is to reward executives for long-term value creation relative to peer companies. Under the performance unit awards granted in 2006, participants are eligible to earn cash and, for the 2007 awards, participants are eligible to receive stock based on Saia’s total shareholder return performance relative to a group of industry peers. Since the size of the peer companies is not critical in assessing relative total shareholder returns, the peer group used to assess relative total shareholder return performance is broader than the peer group used for reviewing executive compensation pay levels as described above under “Executive Compensation Philosophy”. The peer companies are the following: Arkansas Best Corp., CH Robinson Worldwide, Inc., Celadon Group Inc., Covenant Transport, Inc., CNF, Inc., EGL Inc., FEDEX Corp., Frozen Food Express Industries, Forward Air Corp., Heartland Express, Inc., Hub Group, Inc., J. B. Hunt Transport Svcs., Inc., Knight Transportation, Inc., Landstar Systems, Inc., Marten Transport, Ltd., Old Dominion Freight Line, Inc., Pacer International, Inc., Patriot Transportation Holdings, Inc., P.A.M. Transportation, Inc., Quality Distribution, Inc., Ryder System Inc., Universal Truckload Services, United Parcel Services, Inc. USA Truck Inc., UTI Worldwide Inc., US Xpress Enterprises, Inc., Vitran Corporation, Werner Enterprises, Inc., and YRC Worldwide, Inc. Over a three-year performance period of 2007 — 2009 and 2006 — 2008 relative to the total shareholder return of the peer group, the payouts will be determined as follows:

Percent Rank of Saia’s Total Shareholder Return from 2007 — 2009
and 2006 — 2008 Compared to Peer Companies	Payout Percentage of Target Incentive

At 75th percentile or higher	200%
At 50th Percentile	100%
At 25th percentile	25%
Below 25th percentile	0%

At the end of the Performance Period, the percentile rank of the Company’s total shareholder return will be calculated. Any peer company that is no longer publicly traded will be excluded from this calculation. The payout associated with the Company’s percentile rank will be based on the chart above with payouts interpolated for performance between the 25th and 50th percentile and the 50th and 75th percentile. If the total shareholder return at the end of the performance period is negative, no payouts are made under the awards. The target award levels were determined based on Saia’s long-term incentive grant guidelines, which were developed based on published compensation surveys and peer group data described above under “Executive Compensation Philosophy.”

Actual awards for the recently completed 2005 — 2007 performance period, as disclosed in Summary Compensation Table under Non-Equity Incentive Plan Compensation, were zero percent of target, based on a final determination of a negative total shareholder return over the performance period, resulting in no payout. Actual awards for the 2004 — 2006 performance period, as disclosed in Summary Compensation Table under Non-Equity Incentive Plan Compensation, were 160% of target, based on a final determination of total shareholder return over the performance period, and were paid out during the first quarter of 2007. Actual awards are not scheduled to be paid out until the first quarter of 2009 for the 2006 — 2008 performance period and first quarter of 2010 for the 2007 — 2009 performance period, based on a final determination of total shareholder return over the relevant performance period.

Stock Options

The role of stock options is to reward executives for absolute long-term value creation. The Committee decides when and to whom awards will be granted, the term of each award, the number of shares covered by each award, and all other conditions of the award.

It has been our practice that the material terms and conditions of all stock options are established and approved by the Committee. Specifically, the CEO’s award is determined and approved by the Committee. The award levels for the other Named Executive Officers and other participants are proposed by the CEO and reviewed and approved by the Committee.

The timing of the stock option grants has historically been in the first quarter of the fiscal year with the exact grant date corresponding with the date of the meeting of the Committee. In 2006, the Company adopted a policy to make regular equity awards (e.g., annual grants) to the Company’s executive officers on the third trading day following the release of the Company’s financial results for the prior fiscal year (except as otherwise provided in the Amended and Restated Saia, Inc. 2003 Omnibus Incentive Plan). The stock option grants to the Named Executive Officers are approved by the Committee on the same day as the grants to other stock option recipients. The exercise price of the stock options is equal to the closing share price of Saia on the grant date.

Stock options granted in 2006 and 2007 have an exercise price equal to the market closing price of Saia stock on the date of grant and a three-year cliff vesting schedule and a seven-year term, except for a special grant of 19,990 options to Mr. O’Dell made in February 2007 in recognition of his promotion to CEO which have a ten-year term and vest one-third in the third year, one-third in the fourth year and one-third in the fifth year. The three-year cliff vesting schedule is also designed to coincide with payouts under the performance unit awards made in 2006 and 2007 in order to provide cash to facilitate the exercise of the stock options and promote increased stock ownership.

In February 2007, the Company granted a total of 47,860 non-qualified stock options to the Named Executive Officers, representing 56% of the total stock options granted. The size of the stock option awards were determined based on Saia’s long-term incentive grant guidelines, which were developed based on published compensation surveys and peer group data describe above under “Executive Compensation Philosophy”, and the Black-Scholes valuation model.

In February 2008, the Company granted at total of 60,130 non-qualified stock options to the Named Executive Officers, representing 54% of the total stock options granted.

Restricted Stock

In 2008, the Committee was advised by Mercer to issue restricted stock so as to address the Committee’s concerns about executive retention and the impact of market volatility on long-term executive retention. Following an evaluation by the Committee with the assistance of Mercer regarding various approaches to promote executive retention, the Committee, in February 2008, approved the issuance of an award of 34,000 shares of restricted stock to Mr. O’Dell and 17,000 shares of restricted stock to Mr. Albanese. The shares of restricted stock vest as follows:

•	Twenty-five percent of the shares of restricted stock vest on February 1, 2011 if the executive has been continuously in the service of the Company since the date of the award;

•	A cumulative of 50 percent of the shares of restricted stock vest on February 1, 2012 if the executive has been continuously in the service of the Company since the date of the award;

•	A cumulative of 100 percent of the shares of restricted stock vest on February 1, 2013 if the executive has been continuously in the service of the Company since the date of the award.

Benefits and Perquisites — The Company provides competitive benefits of medical, dental, disability, life insurance and defined contribution retirement benefits to substantially all employees, including the Named Executive Officers. The amounts that the Named Executive Officers have chosen to contribute to the defined contribution plan are included in the salary column of the Summary Compensation Table and the matching contributions are included in the All Other Compensation column on page 23. Additional details regarding the design of the defined contribution retirement benefits are disclosed on page 27.

In addition to the benefits provided to all employees, the Company provides certain benefits and perquisites that are limited to officers. These programs are reviewed annually by the Committee regarding their competitiveness and appropriateness. No modifications were made to these programs in fiscal year 2007. These benefits and perquisites are described below.

The Named Executive Officers participate in the Company’s non-qualified deferred compensation plan, referred to herein as the Company’s Executive Capital Accumulation Plan. The role of this plan is to provide the opportunity to defer taxation on all or a portion of base salary and a portion of annual incentives through irrevocable elective deferrals, and to provide a supplemental retirement benefit that is consistent with competitive practices. The amounts which the Named Executive Officers have chosen to contribute to the Company’s Executive Capital Accumulation Plan are included in the salary column of the Summary Compensation Table. Additional details of the Plan are disclosed on page 27.

The Company provides limited perquisites to its Named Executive Officers. The perquisites for the Named Executive Officers include a car allowance ($7,200 maximum allowance for each Named Executive Officer), financial/legal planning allowance ($5,000 maximum allowance for Mr. O’Dell and $4,000 for each other Named Executive Officer), executive term life insurance ($1,000,000 for Mr. O’Dell and $500,000 for each other Named Executive Officer), and country club memberships (no maximum level and provided only to Mr. O’Dell). In fiscal 2007 and 2006, two Named Executive Officers received perquisites with a value greater than $10,000 as disclosed in the “All Other Compensation” columns of the Summary Compensation Table disclosed on page 22.

Termination of Employment/Severance Arrangements

The Company has entered into Executive Severance Agreements with all the Named Executive Officers. These agreements provide severance in the event of a change-in-control followed by termination (i.e., double trigger) without cause or for good reason. The role of these agreements is to reduce the distraction that may be caused by the personal uncertainties of continued employment and potential conflict of interests created by a proposal from a third person concerning a possible business combination with or acquisition of equity securities of Saia.

The material terms of the Executive Severance Agreements are designed to be generally consistent with competitive practices and based on suggestions provided by Mercer, include a gross-up provision for excise taxes. Designing the agreements to be consistent with competitive practice facilitates our ability to attract, motivate, reward, and retain the executive talent required to meet the Company’s business objectives.

The material terms of the Executive Severance Agreements are as follows:

•	Lump sum cash amount equal to a defined multiple of the highest base salary and bonuses paid or payable with respect to any 12 consecutive month period during the three years ending with the date of the executive’s termination

•	Continuation of the applicable medical, life insurance, and long-term disability plans and programs covering key executives of the Company

•	Vesting of unvested stock options in the event of a change-in-control; with 12 months from the date of change-in-control to exercise the stock options (24 months for Mr. O’Dell)

•	Gross-up payment for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986

A summary of the Executive Severance Agreements with the Named Executive Officers is as follows:

Named Executive Officer	Severance Multiple		Benefits Continuation Period

Richard D. O’Dell	3.0	x	36 months
Anthony D. Albanese	2.0	x	24 months
James A. Darby	2.0	x	24 months
Mark H. Robinson	2.0	x	24 months
Sally R. Buchholz	2.0	x	24 months

The rationale for the higher severance multiples and longer benefits continuation periods for Mr. O’Dell detailed in the chart above is that after termination there typically is a longer job search period required to find another comparable position the more senior the executive. Furthermore, senior executives also are typically at greater risk of termination in the event of a change-in-control. A more detailed description of the specific circumstances that would trigger severance payouts and the estimated payments and benefits that would be provided in each covered circumstance for the Named Executive Officers, assuming that the relevant triggering event occurred on the last business day of 2007, are disclosed in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement on page 28.

Mr. Albanese and Mr. O’Dell also have severance rights pursuant to their employment agreements in the event of termination by Saia for disability, termination without cause, termination for good reason, or upon death.

Under such employment agreements, in the event of termination by Saia for disability or upon death, all options immediately vest and are exercisable for two years following termination (but not beyond the term of such option). In the event of termination by Saia without cause or termination for good reason, Mr. Albanese continues to receive base salary for a period of 24 months after termination and Mr. O’Dell continues to receive base salary for a period of 36 months after termination. Additionally, in the event of termination by Saia without cause or termination for good reason, each would receive a pro rata target bonus based on the actual portion of the fiscal year in which termination of employment occurs; payment of retirement benefits under Saia’s nonqualified defined contribution plan, if any; continuation for 24 months of benefit plans and programs that covered the executive immediately prior to termination of employment in the case of Mr. Albanese, and continuation for 36 months in the case of Mr. O’Dell; immediate vesting of all outstanding stock options with two years from termination to exercise (but not beyond the term of such option); and, if applicable, payment of excise tax and interest or penalties imposed by Section 4999 of the Internal Revenue Code as a result of payments or benefits received by the executive. These severance benefits are conditioned upon the executive’s compliance with non-competition and non-solicitation provisions in the agreements. A more detailed description of the specific circumstances that would trigger severance payouts and the estimated payments and benefits that would be provided in each covered circumstance for the Named Executive Officers, assuming that the relevant triggering event occurred on the last business day of 2007, are disclosed in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement on page 28.

In the event of termination without cause in situations such as a reduction in workforce that would not be covered by the Executive Severance Agreements, or for those individuals who do not have such agreements, the Company has in the past provided a minimum of 12 weeks of severance compensation for officers. This practice has provided competitive severance levels to officers who are not covered by other formal severance arrangements in the event of termination that typically is unrelated to an individual’s job performance. The severance payment supports the former employee for a limited period of time for the transition from employment at Saia to their next employer. This is not a formal policy of the Company, but an informal practice that the Company has the right to modify or eliminate at anytime.

Tax Implications of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, publicly-traded companies may not receive a tax deduction on non-performance-based compensation paid to Named Executive Officers in excess of $1 million in any year. Saia’s awards of performance units and stock options under the 2003 Omnibus Incentive Plan qualify as performance-based compensation under the law. Except with respect to performance units and stock options, no specific actions have been taken to comply with Section 162(m) at this time, since only Mr. O’Dell’s cash compensation has the potential to be effected by the $1 million limit, and then only in an outstanding performance year. The rationale for this practice is that from time to time it may be in the best interests of shareholders to allow for some flexibility in the manner in which payouts under the annual incentive plan are determined, to appropriately link pay and performance.

Section 409A is a section of the Internal Revenue Code added by the American Jobs Creation Act of 2004 which reforms the rules governing nonqualified deferred compensation (NQDC) plans and arrangements. Section 409A generally applies to amounts deferred after December 31, 2004. However, the rules applicable to Section 409A would also apply to any amounts deferred prior to that time if a “material modification” is made to the plan after October 3, 2004. Amendments were made to the Executive Severance Agreements and Mr. O’Dell’s and Mr. Albanese’s employment agreements in 2006 to comply with Section 409A. Specifically, separation payouts to key executives under these agreements have been delayed for six months as required under Section 409A. The aggregate amount of the delayed payments will be paid in a lump sum, plus interest on such amount based on the six-month Treasury Bill rate calculated from the date of termination of employment.

Accounting Implications of Executive Compensation

In December 2004, the FASB issued SFAS No. 123 (Revised), Share-Based Payment. SFAS No. 123-R replaces SFAS No. 123 and supersedes APB Opinion No. 25. Accordingly, the Company records a non-cash expense for our stock compensation plans using the fair value method. Historically we have recorded our compensation cost in accordance with APB Opinion No. 25, which did not require the recording of an expense for stock options if they were granted at a price equal to the fair market value of our common stock on the grant date. No changes to the design of the long-term incentive program have been made as a result of fair-value accounting under SFAS No. 123-R.

Compensation Recovery Policy

In 2007 the Company adopted a formal policy regarding the recovery of performance-based compensation during years in which restated performance would have reduced the amount paid. It is the policy of the Board of Directors that the Company will, to the extent permitted by governing law, require reimbursement of all or a portion, as applicable, of any performance-based compensation paid to any participant in the Company’s long-term incentive plans after January 30, 2007 where (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, and (b) a lower payment, or no payment, would have been made to the participant based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual participant’s compensation exceeded the amount that would have been paid based on the restated financial results, plus a reasonable rate of interest.

Stock Ownership Guidelines

The Committee has approved the Saia Stock Ownership Guidelines (“Ownership Guidelines”), which apply to officers who receive long-term incentives, which includes all the Named Executive Officers. The purpose of the Ownership Guidelines is to further align executives’ interests with shareholders’ through stock ownership, including the Non-Qualified Deferred Plan share equivalents.

The number of shares that an officer is to own to satisfy the Ownership Guidelines is determined by multiplying his or her current base salary by the applicable multiple of base salary and dividing by the share price. The current Ownership Guidelines are set based on competitive levels and are as follows:

Position	Multiple of Base Salary

Chief Executive Officer	5.0	x
SVP Operations & Sales	3.0	x
Chief Financial Officer & VP Finance	2.5	x
Chief Information Officer & VP Information and Technology	2.5	x
All Other Officers	2.0	x

The Committee reviews the Ownership Guidelines at least annually and monitors each covered executive’s progress toward, and continued compliance with, the Ownership Guidelines.

The table below describes the Ownership Guidelines for each Named Executive Officer and the number of shares owned as of December 31, 2007.

		Actual Shares Owned
		Including Non-Qualified
	Number of Shares to	Deferred Plan Share	Percentage of
Named Executive Officer	Attain Guideline(1)	Equivalents	Guideline Attained(1)

Richard D. O’Dell	161,457	40,496	25.1%
James A. Darby	38,158	26,005	68.2%
Anthony D. Albanese	61,038	27,982	45.8%
Mark H. Robinson	36,992	10,251	27.7%
Sally R. Buchholz	27,744	12,205	44.0%

(1)	Guideline determined using the executive’s 2007 base salary at December 31, 2007 and the closing share price of $13.30 on December 31, 2007.

Named Executive Officers are not in compliance with the Ownership Guidelines due, in part, to recent changes in the Ownership Guidelines, because of changes in positions and the recent decrease in the stock price.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by or paid to Saia’s chief executive officer, chief financial officer and its three other most highly compensated executive officers (the “Named Executive Officers”) for services rendered in all capacities within Saia during the fiscal years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

								Change in
								Pension
								Value and
								Non-
								Qualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
		Salary(1)	Bonus	Awards	Awards(2)	Compensation		Earnings	Compensation(5)	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)		($)	($)	($)

Richard D. O’Dell,	2007	419,890	—	—	135,748	—	(4)	—	44,912	600,550
President & Chief Executive Officer (PEO)	2006	347,508	220,598	—	40,605	345,925	(3)	—	44,525	999,161
James A. Darby,	2007	198,414	—	—	20,434	—	(4)	—	30,065	248,913
Vice President of Finance & Chief Financial Officer (PFO)	2006	187,500	82,841	—	9,137	73,734	(3)	—	27,947	381,159
Anthony D. Albanese,	2007	264,550	—	—	40,814	—	(4)	—	38,204	343,568
Sr. Vice President of Sales & Operations	2006	258,176	122,918	—	23,380	185,288	(3)	—	33,917	623,679
Mark H. Robinson,	2007	192,400	—	—	26,349	—	(4)	—	23,812	242,562
Vice President of Information Technology & Chief Information Officer	2006	187,917	77,418	—	15,555	93,697	(3)	—	26,441	401,028
Sally R. Buchholz,	2007	180,376	—		16,385	—	(4)	—	27,011	223,772
Vice President of Marketing & Customer Service	2006	173,000	54,910	—	8,547	68,400	(3)	—	24,928	329,785

(1)	Includes amounts deferred under the Company’s Executive Capital Accumulation Plan as disclosed in the Nonqualified Deferred Compensation Table.

(2)	Valuation assumptions for stock options are disclosed in note 9 to the financial statements included in the Company’s December 31, 2007 Form 10-K.

(3)	Amount earned for the 2004 — 2006 long-term incentive under the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan.

(4)	Amount earned for the 2005 — 2007 long-term incentive under the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan.

(5)	See details in the “All Other Compensation” table below.

Saia has entered into employment agreements with Richard D. O’Dell and Anthony D. Albanese. The terms and conditions of these employment agreements are summarized below.

During the employment period, Messrs. O’Dell and Albanese (i) receive a base salary (which will be reviewed annually but will at no time during the term of the agreement be decreased from the rate then in effect); (ii) participate in a bonus program for which the criteria and parameters for payment are determined annually by the Compensation Committee of the Board of Directors; and (iii) participate in employee benefit plans made available by Saia to its executives from time to time.

Each employment agreement terminates immediately upon the executive officer’s death. The Company may terminate the executive’s employment agreement in the event of the permanent and total disability of the executive or for cause. Each executive officer may terminate his employment at any time by providing 30 days’ notice to the Company, in which case the executive will receive base salary to the date of termination and all outstanding stock options held by the executive will be forfeited.

Each of Mr. O’Dell and Mr. Albanese are entitled to certain payments upon termination in some circumstances. See “Potential Payments Upon Termination or Change of Control.”

All Other Compensation

The following table sets forth the detail of other compensation awarded to, earned by or paid to Saia’s Named Executive Officers for services rendered in all capacities within Saia during the fiscal years ended December 31, 2007 and 2006.

All Other Compensation

						Company	Company
						Contributions	Contributions	Dividends/
		Perquisites			Payments/	to Defined	to Defined	Earnings
		& Other			Accruals on	Contribution	Contribution	on Stock/
		Personal	Tax	Car	Termination	Plans	Plans (Def.	Option	Insurance
Name & Principal Position	Year	Benefits(1)	Reimbursements	Allowance	Plans	(401(k))	Comp.)	Awards	Premiums	Other(2)

Richard D. O’Dell,	2007	1,457	—	7,200	—	6,188	27,235	—	826	2,006
President & Chief Executive Officer (PEO)	2006	1,747	244	7,200	—	6,050	25,762	—	780	2,741
James A. Darby,	2007	—	—	7,200	—	6,188	14,660	—	1,805	212
Vice President of Finance & Chief Financial Officer (PFO)	2006	—	—	7,200	—	6,050	12,891	—	1,806	—
Anthony D. Albanese,	2007	—	—	7,200	—	6,188	21,091	—	983	2,742
Sr. Vice President of Sales & Operations	2006	—	—	7,200	—	6,050	18,386	—	966	1,315
Mark H. Robinson,	2007	—	—	2,409	—	6,188	14,443	—	628	145
Vice President of Information Technology & Chief Information Officer	2006	—	—	7,200	—	6,050	12,687	—	504	—
Sally R. Buchholz,	2007	—	—	6,446	—	6,188	12,514	—	944	919
Vice President of Marketing & Customer Service	2006	—	—	6,607	—	6,050	11,641	—	630	—

(1)	Payment of country club dues.

(2)	Deemed compensation for spousal travel.

Grants of Plan-Based Awards

The following table sets forth the detail of grants of plan-based awards to Saia’s Named Executive Officers for services rendered in all capacities within Saia during the fiscal year ended December 31, 2007.

Grants of Plan-Based Awards — 2007

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
		Estimated Future Payouts Under						Number of	Number of	or Base	Value of
		Non-Equity Incentive Plan						Shares of	Securities	Price of	Stock
		Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name & Principal Position	Date	(1)($)	(1)($)	(1)($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards

Richard D. O’Dell	2/2/2007	—	—	—	—	—	—	—	19,990	26.72	247,008
President & Chief	2/2/2007	—	—	—	—	—	—	—	11,750	26.72	112,923
Executive Officer (PEO)	1/1/2007	—	171,802	343,603	—	—	—	—	—	—	—
James A. Darby	2/2/2007	—	—	—	—	—	—	—	3,710	26.72	35,655
Vice President of Finance & Chief Financial Officer (PFO)	1/1/2007	—	54,192	108,385	—	—	—	—	—	—	—
Anthony D. Albanese	2/2/2007	—	—	—	—	—	—	—	5,560	26.72	53,434
Sr. Vice President of Sales & Operations	1/1/2007	—	81,180	162,360	—	—	—	—	—	—	—
Mark H. Robinson	2/2/2007	—	—	—	—	—	—	—	3,430	26.72	32,964
Vice President of Information Technology & Chief Information Officer	1/1/2007	—	52,546	105,091	—	—	—	—	—	—	—
Sally R. Buchholz	2/2/2007	—	—	—	—	—	—	—	2,530	26.72	24,315
Vice President of Marketing & Customer Service	1/1/2007	—	36,902	73,805	—	—	—	—	—	—	—

(1)	Estimated payouts under the 2007 — 2009 and 2006 — 2008 long-term incentive awards under the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan calculated based on base salaries as of December 31, 2007 and 2006, respectively.

All long-term incentives awarded in 2007 were awarded under the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan,. The performance period for these awards is 2007 — 2009. Each participant who received an award is assigned a target incentive, which is a percentage of average annual base salary during the three years of the performance period. The amount of the target incentive that is paid to a participant with respect to the three-year performance period is based on the total shareholder return of Saia compared to the total shareholder return of 15 peer companies. If the total shareholder return of Saia for the three-year period is negative, no payouts are made under the award. Payouts are made in cash (2006 — 2008 awards) or stock (2007 — 2009 awards) at the end of the three-year performance period based on the respective performance period. Because the amount of an executive’s payout is based on the Company’s total shareholder return compared to that of members of a peer group over a three-year period, the exact amount of the payout (if any) cannot be determined at this time. The target and maximum amounts in the table above were calculated based on the participant’s base salary at December 31, 2007 using each participant’s appropriate payout percentage for the target payout estimate and two times the target amount for the maximum payout estimate.

The stock option grants to the Named Executive Officers are approved by the Compensation Committee on the same day as the grants to other stock option recipients.

Stock options granted in 2007 (other than the special grant to Mr. O’Dell described below) have an exercise price equal to the market closing price of Saia stock on the date of grant and a three-year cliff vesting schedule and a seven-year term. The grant date fair value of the stock options was determined using the Black-Scholes-Merton formula with the following assumptions:

•	risk free interest rate of 4.87%;

•	expected life of three years;

•	expected volatility of 45.75%; and

•	a dividend rate of zero.

In addition to the regular stock option grant, a special grant was made to Mr. O’Dell, the Company’s CEO, on February 2, 2007 following his promotion to CEO. These options have an exercise price equal to the market closing price of Saia stock on the date of grant and a ten-year term. One-third of the options will vest at the end of year three, one-third at the end of year four and one-third at the end of year five. The grant date fair value of the stock options was determined using the Black-Scholes-Merton formula with the following assumptions:

•	risk free interest rate of 4.87%;

•	expected life of five years;

•	expected volatility of 45.26%; and

•	a dividend rate of zero.

Stock options granted in 2006 have an exercise price equal to the market closing price of Saia stock on the date of grant and a three-year cliff vesting schedule and a seven-year term. The grant date fair value of the stock options was determined using the Black-Scholes-Merton formula with the following assumptions:

•	risk free interest rate of 4.40%;

•	expected life of three years;

•	expected volatility of 42%; and

•	a dividend rate of zero.

The following table sets forth information regarding the number of shares of unexercised stock options and the number of shares and value of restricted stock outstanding at December 31, 2007 for the Named Executive Officers.

Outstanding Equity Awards at December 31, 2007

	Option Awards						Stock Awards
				Equity					Equity	Equity
				Incentive					Incentive Plan	Incentive Plan
				Plan				Market	Awards:	Awards:
				Awards:				Value of	Number of	Market or
	Number of	Number of		Number of			Number	Shares or	Unearned	Payout Value of
	Securities	Securities		Securities			of Shares	Units of	Shares, Units,	Unearned
	Underlying	Underlying		Underlying			or Units	Stock	or Other	Shares, Units,
	Unexercised	Unexercised		Unexercised	Option		of Stock	that Have	Rights that	or Other Rights
	Options	Options		Unearned	Exercise	Option	that Have	Not	Have Not	that Have Not
	(#)	(#)		Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name & Principal Position	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Richard D. O’Dell,	35,625	—		—	4.123	12/15/2009	—	—	—	—
President & Chief Executive	30,017	—		—	4.363	10/25/2010	—	—	—	—
Officer (PEO)	—	5,880	(1)	—	23.000	02/02/2012	—	—	—	—
	—	9,560	(2)	—	27.380	01/27/2013	—	—	—	—
	—	11,750	(4)	—	26.720	02/02/2017	—	—	—	—
	—	19,990	(5)	—	26.720	02/02/2017	—	—	—	—
James A. Darby,	6,644	—		—	4.209	07/20/2010	—	—	—	—
Vice President of Finance &	18,192	—		—	4.363	10/25/2010	—	—	—	—
Chief Financial Officer (PFO)	—	1,300	(1)	—	23.000	02/02/2012	—	—	—	—
	—	2,170	(2)	—	27.380	01/27/2013	—	—	—	—
	—	3,710	(4)	—	26.720	02/02/2017	—	—	—	—
Anthony D. Albanese,	—	3,390	(1)	—	23.000	02/02/2012	—	—	—	—
Sr. Vice President of Sales &	—	5,500	(2)	—	27.380	01/27/2013	—	—	—	—
Operations	—	5,560	(4)	—	26.720	02/02/2017	—	—	—	—
Mark H. Robinson,	10,894	—		—	4.209	07/20/2010	—	—	—	—
Vice President of Information	—	1,280	(1)	—	23.000	02/02/2012	—	—	—	—
Technology & Chief	—	1,310	(3)	—	16.880	08/24/2012	—	—	—	—
Information Officer	—	3,570	(2)	—	27.380	01/27/2013	—	—	—	—
	—	3,430	(4)	—	26.720	02/02/2017	—	—	—	—
Sally R. Buchholz,	4,915	—		—	4.363	10/25/2010	—	—	—	—
Vice President of Marketing &	—	1,220	(1)	—	23.000	02/02/2012	—	—	—	—
Customer Service	—	2,030	(2)	—	27.380	01/27/2013	—	—	—	—
	—	2,530	(4)	—	26.720	02/02/2017	—	—	—	—

All unexercisable options were issued under the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan.

(1)	Options vest on 2/3/2008.

(2)	Options vest on 1/28/2009.

(3)	Options vest on 8/24/2008.

(4)	Options vest on 2/2/2010.

(5)	Options vest in three equal traunches on 2/2/2010, 2/2/2011 and 2/2/2012.

The following table sets forth information regarding the number and value of stock option exercises and stock awards vested during 2007 for the Named Executive Officers.

Option Exercises and Stock Vested — 2007

	Option Awards
	Number of		Stock Awards
	Shares	Value	Number of Shares
	Acquired	Realized on	Acquired on	Value Realized
	on Exercise	Exercise	Vesting	on Vesting
Name & Principal Position	(#)	($)	(#)	($)

Richard D. O’Dell, President & Chief Executive Officer (PEO)	6,000	130,152	—	—
James A. Darby, Vice President of Finance & Chief Financial Officer (PFO)	7,000	110,432	—	—
Anthony D. Albanese, Sr. Vice President of Sales & Operations	—	—	—	—
Mark H. Robinson, Vice President of Information Technology & Chief Information Officer	1,350	29,310	—	—
Sally R. Buchholz, Vice President of Marketing & Customer Service	3,000	38,166	—	—

Nonqualified Deferred Compensation — 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY(1)	in Last FY(2)	Last FY	Distributions	Last FYE
Name & Principal Position	($)	($)	($)	($)	($)

Richard D. O’Dell, President & Chief Executive Officer (PEO)	19,373	31,184	(282,049)	—	411,176
James A. Darby, Vice President of Finance & Chief Financial Officer (PFO)	89,601	14,618	(184,235)	—	355,502
Anthony D. Albanese, Sr. Vice President of Sales & Operations	41,007	21,063	(273,947)	—	400,015
Mark H. Robinson, Vice President of Information Technology & Chief Information Officer	2,696	14,423	(72,083)	—	127,230
Sally R. Buchholz, Vice President of Marketing & Customer Service	45,955	12,476	(86,303)		136,427

(1)	Amounts reported in this column are reported as Salary in the last completed fiscal year in the Summary Compensation Table.

(2)	Amounts reported in this column are reported as Other Compensation in the last completed fiscal year in the Summary Compensation Table.

Saia maintains a non-qualified deferred compensation plan, referred to herein as the Company’s Executive Capital Accumulation Plan. The Company’s officers are eligible to participate in the plan. Annually, the Company contributes an amount equal to 5 percent of each participant’s base salary and annual incentive plan payments to the plan. In addition, to the extent a participant’s contribution to the 401(k) plan is limited under restrictions placed on “Highly Compensated Employees” under ERISA, the participant may elect to contribute the limited amount to the Capital Accumulation Plan. To the extent the Company was unable to match participant contributions under the 401(k) plan because of the ERISA limitations on the amount of contributions, the matching contributions will be made by the Company to the Capital Accumulation Plan.

The plan also allows the participant to make an elective deferral each year of up to 50 percent of base salary and up to 100 percent of any annual incentive plan payment. The participant must irrevocably elect the elective deferral during the year preceding the year for which compensation is being deferred. The plan is designed to provide the same investment options to participants as are available under their respective 401(k) plans, except that participants may also elect to invest in Saia stock under the plan. Participants may elect to transfer balances between investment options, other than Saia stock, without restriction at any time throughout the year.

Plan balances become distributable to the participant upon termination of employment. In order to be eligible to receive payment of the 5 percent annual Company contribution, the participant must have been employed by Saia or an affiliated company for a period of at least five years from the date of contribution, unless termination is the result of disability or death. If a participant is terminated for cause, as defined under the applicable plan, all amounts plus investment earnings attributable to the 5 percent annual Company contribution are forfeited.

Pension Benefits — 2007

Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name & Principal Position	Plan Name	(#)	($)	($)

Richard D. O’Dell, President & Chief Executive Officer (PEO)	n/a	—	—	—
James A. Darby, Vice President of Finance & Chief Financial Officer (PFO)	n/a	—	—	—
Anthony D. Albanese, Sr. Vice President of Sales & Operations	n/a	—	—	—
Mark H. Robinson, Vice President of Information Technology & Chief Information Officer	n/a	—	—	—
Sally R. Buchholz, Vice President of Marketing & Customer Service	n/a	—	—	—

Potential Payments Upon Termination or Change in Control

Change of Control Agreements

Each of the Named Executive Officers in the Summary Compensation Table is party to an Executive Severance Agreement. Under the Executive Severance Agreements with the executive officers, they will receive certain compensation in the event of a “Change of Control” of Saia followed within two years by (i) the termination of the executive’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with Saia’s practice prior to the Change of Control. In the event of a qualifying change of control event the executive officer will receive: (i) a lump sum cash payment equal to two times the highest average annual rate of base compensation and bonuses paid or payable in any consecutive 12 month period during the three years prior to termination, except in the case of Mr. O’Dell whose lump sum cash payment is three times the highest average annual rate of base compensation and bonuses paid or payable in any consecutive 12 month period during the three years period to termination; (ii) a pro rated payout of benefits for the performance unit award based on the actual portion of the performance period elapsed prior to the termination of the executive’s employment; (iii) beginning on the date of the executive’s termination of employment, the executive (and spouse if applicable) will remain covered under the employee benefit plans in which he participated prior to termination of employment for 24 months (36 months for Mr. O’Dell); (iv) all outstanding stock options held by the executive officer at the time of termination will vest and remain exercisable for one year (but not beyond the expiration of the term).

Saia agrees to pay the officer a gross up payment to make the officer whole for any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer under the Executive Severance Agreement or otherwise that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code.

For the purpose of the Executive Severance Agreements, a “Change of Control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of Saia and as a result thereof becomes the beneficial owner of shares of Saia having 20% or more of the total number of votes that may be cast for the election of directors of Saia; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of Saia or any successor to Saia.

The following table details the amounts that each Named Executive Officer would have received under the Executive Severance Agreements if their employment had terminated (following a “change of control”) on December 31, 2007, the last business day of the Company’s fiscal 2007, and based on the Company’s closing stock price as of December 31, 2007 of $13.30:

				Shares of	Value of
	Salary &	Performance		Options	Options	Continuation
	Bonus	Unit Award	Accrued	Vested on	Vested on	of Health
	Severance	Severance	Vacation Pay	Termination	Termination	Benefits
Name	($)	($)	($)	(#)	($)	($)

Richard D. O’Dell	$1,259,619	$—	$11,563	47,180	$—	$19,118
James A. Darby	$396,833	$—	$10,931	7,180	$—	$19,118
Anthony D. Albanese	$529,100	$—	$2,602	14,450	$—	$19,118
Mark H. Robinson	$384,800	$—	$—	9,590	$—	$19,118
Sally R. Buchholz	$360,750	$—	$1,064	5,780	$—	$19,118

  Employment Agreements

The tables below reflect the amount of compensation to be paid to Mr. O’Dell and Mr. Albanese, the only Named Executive Officers of the Company with employment agreements; in the event of termination of such executive’s employment. The amount of compensation payable to the officer upon voluntary termination, involuntary not-for-cause termination, for cause termination, and in the event of disability or death is shown below. The amounts shown in the tables below assume that such termination was effective as of December 31, 2007, and thus amounts earned through such time are estimates of the amounts which would be paid out to the respective executive upon his termination under the provisions. The actual amounts to be paid out can only be determined at the time of such executive’s actual separation from the Company.

Regardless of the manner in which Mr. O’Dell or Mr. Albanese terminate employment, they may be entitled to receive amounts earned during the term of employment. Such amounts include:

•	Amounts contributed by the executive to the Company’s 401(k) savings plan and nonqualified deferred compensation plan;

•	unused vacation pay.

In the event of the death or disability of Mr. O’Dell or Mr. Albanese, in addition to the forgoing benefits listed he will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate.

The Company has separate Executive Severance Agreements with Messrs. O’Dell and Albanese that address termination payments following a termination after a “change of control” as described in the “Potential Payments under Change of Control Agreements” section above.

Richard D. O’Dell

The following table details the potential payments upon termination of Mr. O’Dell, the Company’s Chief Executive Officer and President, under the described scenarios calculated as of December 31, 2007:

	For Cause Termination by	Termination by the
	the Company or Voluntary	Company without Cause
	Termination by Executive	or Termination by the
Executive Benefits &	for Other than Good	Executive for Good
Payments upon Separation	Reason	Reason	Disability	Death

Salary & Bonus Sevarance	$35,790	$1,288,425	$—	$—
Performance Unit Award Payout	$—	$—	$—	$—
Shares of Stock Options Vested	—	47,180	47,180	47,180
Value of Stock Options Vested	$—	$—	$—	$—
Continuation of Health Benefits	$—	$19,118	$—	$—
Accrued Vacation Pay	$11,563	$11,563	$11,563	$11,563
Employer Contribution to Deferred Compensation Plan	$—	$36,505	$—	$—
Disability Income	$—	$—	$2,365,500	$—
Life Insurance Benefits	$—	$—	$—	$1,000,000

Anthony D. Albanese

The following table details the potential payments upon termination of Mr. Albanese, the Company’s Senior Vice President of Sales & Operations, under the described scenarios calculated as of December 31, 2007:

	For Cause Termination by	Termination by the
	the Company or Voluntary	Company without Cause
	Termination by Executive	or Termination by the
Executive Benefits &	for Other than Good	Executive for Good
Payments upon Separation	Reason	Reason	Disability	Death

Salary & Bonus Sevarance	$22,550	$685,520	$—	$—
Performance Unit Award Payout	$—	$—	$—	$—
Shares of Stock Options Vested	—	14,450	14,450	14,450
Value of Stock Options Vested	$—	$—	$—	$—
Continuation of Health Benefits	$—	$19,118	$—	$—
Accrued Vacation Pay	$2,602	$2,602	$2,602	$2,602
Employer Contribution to Deferred Compensation Plan	$—	$19,619	$—	$—
Disability Income	$—	$—	$1,425,000	$—
Life Insurance Benefits	$—	$—	$—	$500,000

Director Compensation — 2007

						Change in
						Pension Value
	Fees					and Nonqualified
	Earned or				Non-Equity	Deferred
	Paid	Stock		Option	Incentive Plan	Compensation	All Other
	in Cash	Awards		Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)		($)	($)	($)	($)	($)

Linda J. French	27,000	42,391	(1)	—	—	—	—	69,391
John J. Holland	16,500	54,891	(1)	—	—	—	—	71,391
William F. Martin, Jr.	21,500	39,891	(1)	—	—	—	—	61,391
James A. Olson	15,500	59,891	(1)	—	—	—	—	75,391
Bjorn E. Olsson	22,000	44,891	(1)	—	—	—	—	66,891
Douglas W. Rockel	13,500	59,891		—	—	—	—	73,391
Herbert A. Trucksess	212,500	29,891		—	—	—	—	242,391
Jeffrey C. Ward	10,000	49,891	(1)	—	—	—	—	59,891

(1)	Amount deferred under the Directors’ Deferred Fee Plan

With the exception of Mr. Trucksess, the non-employee Chairman, non-employee (outside) directors receive:

•	An annual retainer of $20,000 (Chairpersons of the Nominating and Governance Committee and the Compensation Committee receive an additional annual fee of $5,000, the chairperson of the Audit Committee receives an additional annual fee of $10,000, and the Lead Independent Director receives an additional annual fee of $10,000);

•	$1,500 for each Board meeting attended; and

•	$1,000 for each committee meeting attended (except the committee chair may elect not to authorize a fee for perfunctory committee meetings).

The non-employee Chairman receives an annual retainer of $170,000, but does not receive fees for attending Board or Committee meetings. In 2007, the non-employee Chairman’s compensation paid in cash includes an annual retainer for the period from April 2007 through April 2008, as well as a pro-rata payment for the period from January 2007 through March 2007. Non-employee directors are reimbursed for travel and other out-of-pocket incidental expenses related to meetings and for spousal travel to certain meetings.

Pursuant to the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan, at least 50 percent of the annual retainer for each non-employee director (other than the non-employee Chairman of the Board) and at least 50 percent of the annual fee paid to each Committee chairperson and Lead Independent Director is paid in Saia common stock, rather than cash, with the value of such stock based on the fair market value of Saia common stock at the date of the award. In addition, pursuant to the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan, non-employee directors receive an annual award of shares of the Company’s common stock not to exceed 3,000 shares, with the actual number of shares determined annually by the Compensation Committee. The award is made on the third business day following the annual meeting of shareholders. In 2007, each non-employee director received an award of 1,030 shares. In 2006, each non-employee director received an award of 1,010 shares, except for Mr. Ward, who received an award of 215 shares upon joining the Board in March 2006. The Compensation Committee has determined that each non-employee director will receive an award of 1,870 shares in 2008.

Under the Directors’ Deferred Fee Plan, non-employee directors may defer all or a portion of annual fees earned, which deferrals are converted into units equivalent to the value of Company common stock. Upon the directors’ termination, death or disability, accumulated deferrals are distributed in the form of Company common stock.

Non-Employee Director Stock Ownership Guidelines

The Compensation Committee has approved stock ownership guidelines which apply to non-employee directors. The purpose of the guidelines is to further align nonemployee directors’ interests with shareholders’ through stock ownership. Under the guidelines, non-employee directors will within three years of July 2006 or, for non-employee directors joining the Board thereafter, within three years of joining the Board, own shares of the Company’s common stock valued at five times the then-current annual retainer for non-employee directors. Units held in the Company’s Director’s Deferred Stock Plan shall constitute the ownership of stock for purposes of this provision.

REPORT OF THE COMPENSATION COMMITTEE
OF SAIA, INC.

The Compensation Committee of the Board of Directors of the Company has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee:

Compensation Committee
Linda J. French, Chairperson
William F. Martin, Jr.
Björn E. Olsson
Douglas W. Rockel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Linda J. French, William F. Martin, Jr., Björn E. Olsson and Douglas W. Rockel. None of these individuals is or has ever been an officer or employee of Saia. During fiscal 2007 no executive officer of Saia served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks with the companies with which these individuals or Saia’s other directors are affiliated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates pursuant to a written charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is included within this proxy as Exhibit A and is available within the corporate governance section of the Company’s website at www.saia.com. For the year ended December 31, 2007 and as of the date of the adoption of this report, the Audit Committee was comprised of four directors who met the independence and experience requirements of The Nasdaq Stock Market. Messrs. Olson, Holland and Olsson are “audit committee financial experts” as defined by the applicable rules of the Securities and Exchange Commission.

The Audit Committee oversees Saia’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of independent auditors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2007 including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Saia’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing opinions on (i) the conformity of those audited financial statements with generally accepted accounting principles, and (ii) the effectiveness of internal controls over financial reporting, their judgments as to the acceptability and quality of Saia’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed those disclosures and other matters relating to independence with the auditors.

The Audit Committee discussed with Saia’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent auditors, with and without management present, to discuss the results of their examinations of Saia’s internal controls, including controls over the financial reporting process, and the overall quality of Saia’s financial reporting.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from KPMG LLP dated February 28, 2008 regarding the audited financial statements of Saia for the year ended December 31, 2007, as well as the opinions of KPMG LLP on the effectiveness of internal controls over financial reporting, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee Members
James A. Olson, Chairman
John J. Holland
Björn E. Olsson
Jeffrey C. Ward

The foregoing Report of the Compensation Committee of the Board of Directors and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Saia specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

KPMG LLP audited Saia’s annual financial statements for the fiscal year ended December 31, 2007. The Audit Committee has appointed KPMG LLP to be Saia’s independent auditors for the fiscal year ending December 31, 2008. The shareholders are asked to ratify this appointment at the annual meeting. A representative of KPMG LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Auditors’ Fees

KPMG LLP billed Saia the following amounts for services provided during fiscal 2006 and 2007:

	2006	2007

Audit Fees	$718,027	$820,700
Audit-Related Fees	75,158	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$793,185	$820,700

*	Audit fees in 2006 include additional audit fees paid in 2007 subsequent to the publication of the proxy statement for the annual meeting of shareholders in 2007. Audit fees in 2007 include approximately $120,000 of estimated fees because final terms and fees for certain audit services have not been finalized.

•	Audit Fees. This category includes the fees and out-of-pocket expenses for the audit of Saia’s annual financial statements and review of Saia’s quarterly reports.

•	Audit-Related Fees. This category consists of fees for assurance and related services reasonably related to the performance of the audit or the review of Saia’s financial statements, not otherwise reported under Audit Fees.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for other non-audit services.

The Audit Committee has a written policy governing the engagement of Saia’s independent auditors for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditor to assure that the provision of such services does not impair the auditor’s independence. Under the Audit Committee policy, the independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the rules and regulations of the Securities and Exchange Commission or the Public Company Accounting Oversight Board. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

At the beginning of each fiscal year, the Audit Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. The independent auditor provides for each proposed service documentation regarding the specific services to be provided. At that time, the Audit Committee pre-approves a list of specific audit related services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews all billings submitted by the independent auditor on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Vote Required For Ratification

The Audit Committee was responsible for selecting Saia’s independent auditors for fiscal year 2008. Accordingly, shareholder approval is not required to appoint KPMG LLP as Saia’s independent auditors for fiscal year 2008. The Board of Directors believes, however, that submitting the appointment of KPMG LLP to the shareholders for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting Saia’s independent auditors. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of independent auditors.

The ratification of the appointment of KPMG LLP as Saia’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of Saia and persons who own more than ten percent of Saia’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Saia’s common stock. Such directors, officers and greater-than-ten-percent shareholders are required to furnish Saia with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and Saia is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Saia and written representations from certain reporting persons that no additional reports were required, Saia believes that its directors, reporting officers and greater-than-ten-percent shareholders complied with all these filing requirements for the fiscal year ended December 31, 2007, except that Sally Buchholz filed a late Form 3 on February 26, 2008 and a late Form 4 on March 19, 2008 and Linda French filed a late Form 4 on March 3, 2008.

SIGNIFICANT SHAREHOLDERS

The following table lists certain persons known by Saia to own beneficially, as of December 31, 2007, more than five percent of Saia’s common stock.

	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class(1)

Barclays Global Investors, N.A. and related entities as a group(2)	1,136,696	(3)	8.45%
45 Fremont Street, 17th Floor San Francisco, CA 94105
Dimensional Fund Advisors LP(4)	1,250,079		9.30%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
FMR LLC(5)	878,193		6.53%
82 Devonshire Street Boston, MA 02109

(1)	For each person or group, the percentage ownership was determined by dividing the number of shares shown in the table by 13,448,602 (the number of shares of our common stock outstanding as of December 31, 2007).

(2)	The group (the “Barclays Group”) consists of the following entities at each respective address, with the number of shares owned by each entity within the group noted thereafter: (i) Barclays Global Investors, N.A.;

45 Fremont Street, San Francisco, CA 94105, 854,229 shares; (ii) Barclays Global Investors, LTD; Murray House, 1 Royal Mint Court, London EC3N 4HH, zero shares; (iii) Barclays Global Fund Advisors; 45 Fremont Street, San Francisco, CA 94105, 218,809 shares; (iv) Barclays Global Investors Japan Trust and Banking Company Limited, Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-0012 Japan, zero shares; (v) Barclays Global Investors Japan Limited, Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-8402 Japan, zero shares; (vi) Barclays Global Investors Canada Limited, Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada Ontario M5J 2S1, zero shares; (vii) Barclays Global Investors Australia Limited, Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220, zero shares; and (viii) Barclays Global Investors (Deutschland) AG, Apianstrasse 6, D-85774, Unterfohring, Germany, zero shares.

(3)	Based on a Schedule 13G Information Statement filed by the Barclays Group on February 6, 2008. Such Schedule 13G discloses that Barclays Global Investors, N.A. has sole dispositive power over 917,887 of the shares of common stock and sole voting power over 854,229 of the shares of common stock. Barclays Global Fund Advisors has sole dispositive power over 218,809 of the shares of common stock and sole voting power over 218,909 of the shares of common stock. Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG have sole dispositive power over none of the shares of common stock and sole voting power over none of the shares of common stock.

(4)	Based on a Schedule 13G Information Statement filed by Dimensional Fund Advisors LP on February 6, 2008. Such Schedule 13G discloses that Dimensional Fund Advisors LP possesses investment and/or voting power over 1,250,079 of the shares of common stock that are owned by funds over which Dimensional Fund Advisors LP. serves as investment advisor and investment manager. Dimensional Fund Advisors LP serves as investment advisor to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts.

(5)	Based on a Schedule 13G Information Statement filed by FMR LLC on February 14, 2008. Such Schedule 13G discloses that Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, possesses investment power over 878,193 of the shares of common stock that are owned by certain investment companies. Fidelity Small Cap Stock Fund, one of the investment companies, owns 851,493 of the shares of common stock. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC through its control of Fidelity and the funds each has sole dispositive power over 878,193 of the shares of common stock. The Board of Trustees for Fidelity funds has sole voting power over 878,193 of the shares of common stock pursuant to written guidelines established by the Board of Trustees. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or indirectly through trusts, of Series B voting common shares of FMR LLC representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of the Series B voting common shares.

RELATED PARTY TRANSACTIONS

The Audit Committee of the Board of Directors is responsible for the review and approval of each related party transaction. In January 2007 the Board of Directors formalized in writing its Related Party Transaction Policies and Procedures.

The Related Party Transaction Policies and Procedures provide for approval or ratification by the Audit Committee of each related person transaction disclosable under SEC rules. The Policies and Procedures provide for the Audit Committee to review the material facts of all related party transactions that require the Audit Committee’s approval, subject to certain exceptions. If advance Audit Committee approval is not practicable, then the related party transaction shall be considered and, if the Audit Committee deems appropriate, ratified at its next regularly scheduled meeting.

In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the

Company than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Audit Committee has established standing pre-approvals for certain classes of related party transactions. In addition, the Board of Directors has given the Chair of the Audit Committee the authority to pre-approve any related party transaction in which the aggregate amount involved is less than $500,000. Each related party transaction approved pursuant to the standing pre-approvals or pursuant to the authority granted the Chair of the Audit Committee is described to the Audit Committee at its next regularly scheduled meeting.

The Company has entered into indemnification agreements with the members of its Board of Directors. Under these agreements, the Company is obligated to indemnify its directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director. The Company believes that these agreements are helpful in attracting and retaining qualified directors. The Company’s Amended and Restated Certificate of Incorporation also provides for indemnification of its officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 24, 2008:

This proxy statement and our annual report to shareholders, are also available to you at http://www.saia.com/v2/InvestorsO.aspx.

Proxy Solicitation

Saia will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Saia will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Shareholder Proposals for 2009 Annual Meeting

Any shareholder who intends to present a proposal at the annual meeting in 2009 must deliver the proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 20, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•	On or after November 20, 2008, and on or before December 20, 2008, if the proposal is submitted pursuant to Saia’s by-laws, in which case we are not required to include the proposal in our proxy materials.

By order of the Board of Directors,

James A. Darby
Secretary

Exhibit A

SAIA, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission” or “SEC”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of at least three and no more than five independent directors that shall be appointed annually by the Board of Directors on the recommendation of the Nominating and Governance Committee. The Board of Directors shall appoint one of the members of the Audit Committee as chairperson. Independent directors are (consistent with Nasdaq independence requirements) persons other than an officer or employee of the Company, who have no relationship to the Company that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Audit Committee members shall have (1) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of cash flow, and key performance indicators; and (2) the ability to understand key business and financial risks and related controls and control processes. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Board of Directors will determine whether at least one member of the Audit Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed as required by the SEC. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•	Review and discuss quarterly reports from the independent auditors on:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial reporting risk exposures and the steps management has taken to monitor and control such exposures.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, or review by the Public Companies Accounting Oversight Board (PCAOB), of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for purposes of taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

•	Discuss with the independent auditor material issues on which the national office or specialty partners of the independent auditor were consulted by the Company’s audit team.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

•	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	Administer the Company’s Related Party Transaction Policy.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Adopted December 6, 2007

Location of Saia, Inc. Annual Meeting of Shareholders

EBC Office and Conference Center, 11330 Lakefield Dr., Bldg. 2, Johns Creek, Georgia 30097.

Using a black inkpen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼     PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.     ▼

A     Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees:		For	Against	Abstain
01 -	Linda J. French for a term of three years	☐	☐	☐

		For	Against	Abstain
02 -	William F. Martin, Jr. for a term of three years	☐	☐	☐

		For	Against	Abstain
03 -	Björn E. Olsson for a term of three years	☐	☐	☐

		For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as Saia’s independent auditors for fiscal year 2008.	☐	☐	☐
B     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼     PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.     ▼

Proxy — SAIA, Inc.

Notice of 2008 Annual Meeting of Shareholders
11465 Johns Creek Parkway
Johns Creek, Georgia 30097
Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2008
Herbert A. Trucksess, III, James A. Darby and John J. Holland, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SAIA, Inc. to be held at EBC Office and Conference Center, 11330 Lakefield Dr., Bldg 2, Johns Creek, Georgia 30097, on April 24, 2008 at 10:30 a.m. ET or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)

Electronic Voting Instructions
You can vote by Internet or
telephone! Available 24 hours a
day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 23, 2008.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black inkpen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A     Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees:		For	Against	Abstain
01 -	Linda J. French for a term of three years	☐	☐	☐

		For	Against	Abstain
02 -	William F. Martin, Jr. for a term of three years	☐	☐	☐

		For	Against	Abstain
03 -	Björn E. Olsson for a term of three years	☐	☐	☐

		For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as Saia’s independent auditors for fiscal year 2008.	☐	☐	☐
B     Non-Voting Items
Change of Address — Please print new address below.

C     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — SAIA, Inc.

Notice of 2008 Annual Meeting of Shareholders
11465 Johns Creek Parkway
Johns Creek, Georgia 30097
Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2008
Herbert A. Trucksess, III, James A. Darby and John J. Holland, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SAIA, Inc. to be held at EBC Office and Conference Center, 11330 Lakefield Dr., Bldg 2, Johns Creek, Georgia 30097, on April 24, 2008 at 10:30 a.m. ET or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)